Exhibit 99.1

HYLIION HOLDINGS REPORTS THIRD-QUARTER 2024 FINANCIAL RESULTS

AUSTIN, Texas, November 14, 2024 – Hyliion Holdings Corp. (NYSE American: HYLN) (“Hyliion”), a developer of sustainable electricity-producing technology, today reported its third-quarter 2024 financial results.

Key Business Highlights

•On track to deliver initial customer units by year-end and reaffirms guidance of low double-digit millions in revenue for 2025
•Secured customer commitments exceeding 2025 KARNOTM generator production capacity
•Announced revenue recognition beginning Q4 2024 for military development projects
•Announced plans to develop a 2-megawatt KARNO generator product targeting data center market, with expected deployment in 2026
•Awarded a contract for up to $16.0 million by the U.S. Navy’s Office of Naval Research (ONR) to explore the KARNO generator for navy ships and stationary power
•Executed an LOI with ANA, a leader in industrial equipment, for up to 6 KARNO units in mobile power applications
•Announced the KARNO generator qualifies under California’s Renewables Portfolio Standard using renewable fuels such as landfill gas, biogas and hydrogen
•Successfully demonstrated the KARNO generator’s fuel-agnostic capabilities by transitioning between multiple fuel types without interrupting operation
•Ended the quarter with $237.5 million of cash and investments
•Confirmed guidance of approximately $55 million in cash expenditures in 2024 for KARNO development including capital investments

Executive Commentary
"Hyliion is pleased to report several exciting developments this quarter, including a significant contract with the ONR, the planned development of a 2-megawatt KARNO system, and customer commitments in excess of our 2025 production capacity," stated Thomas Healy, Hyliion’s Founder and CEO. "These milestones highlight the strong demand for the KARNO generator and its versatility as a power generation solution across multiple applications. We are also looking forward to our first customer deliveries later this year, followed by a ramp-up in deliveries throughout next year."

KARNO Commercial Updates

Hyliion is developing a locally deployable 200kW generator system which it intends to deliver to initial customers beginning in late 2024. Target markets in the commercial power space include EV Charging, Data Centers, Waste Gas & Heat, Prime Power, and Mobility applications. Initial customer deployments will target these markets to demonstrate the versatility of the KARNO generator as well as key product attributes and differentiators versus competing technologies, including efficiency, emissions, fuel flexibility, and operating and maintenance costs. The Company will also garner useful feedback and information on the performance of the generator in these early deployments.

Exhibit 99.1
The Company announced during the quarter that a new contract with the Office of Naval Research, combined with two earlier contracts, will provide revenue of up to $17.2 million to perform research and development services related to KARNO generator applications for the U.S. Navy, including the purchase of up to seven KARNO generators. Hyliion believes the KARNO generator can provide a versatile, efficient, and reliable power solution to meet the unique demands of U.S. naval operations in maritime environments. Upon successful validation and demonstration, the KARNO generator could be used as an electric power system in future maritime platforms and for stationary power needs.

Hyliion anticipates beginning to recognize revenue in the fourth quarter of 2024 related to the development work and delivery of KARNO units associated with the military contracts.

Hyliion has now secured customer commitments exceeding its 2025 production capacity, with additional letters of intent already in place for 2026 deliveries. During the quarter, Hyliion announced the execution of a letter of intent (LOI) with ANA, a leading provider of innovative and reliable solutions in the industrial equipment industry, to procure up to six KARNO generators and launch a mobile generator application pilot trial. These customer commitments are executed as non-binding LOIs and are subject to the execution of definitive sales agreements prior to deliveries.

In addition, Hyliion’s KARNO generator, when operating on select renewable fuels, is set to qualify as an eligible technology under California’s Renewables Portfolio Standard (RPS) following the passage of Assembly Bill 1921. This eligibility positions KARNO technology to support California’s climate goals by delivering a versatile, low-emission power generation solution capable of utilizing renewable fuels such as landfill gas, biogas, and hydrogen.

KARNO Generator Development

The Company announced plans today to develop a 2-megawatt KARNO generator system tailored to meet the growing electricity demands of data center operations, driven by the rapid expansion of computing needs and artificial intelligence applications. The generator will provide data centers with a high-power, efficient, and low emission solution within a compact footprint roughly the size of a 20-foot shipping container. The KARNO generator's unique fuel flexibility and high-power density offer data center operators an advantage over other conventional power solutions. The Company expects initial 2-megawatt systems to be deployed in 2026.

Hyliion successfully demonstrated the KARNO generator’s fuel-agnostic capabilities by transitioning between multiple fuel types during operation without interruption. This achievement highlights the generator’s ability to handle impure or mixed fuels, making it ideal for applications in industries like oil and gas, waste gas recovery, and other environments where fuel flexibility is advantageous.

Hyliion continued to take delivery of additive printing machines during the quarter at its Austin, Texas manufacturing facility and placed orders for additional printer deliveries extending through mid 2025. The Company expects to take delivery of its first M Line production additive printer from Colibrium Additive, a GE Aerospace company, in the coming weeks. These advanced printers are designed for volume production and will assist with Hyliion’s production ramp.

Exhibit 99.1
Financial Highlights and Guidance

Third quarter operating expenses totaled $14.2 million, compared to $33.3 million in the prior-year quarter. Expenses were offset by a credit of $929 thousand from the sale of assets related to the discontinued powertrain business. Net loss in the third quarter was $11.2 million, compared with $30.3 million in the third quarter of 2023. Year-to-date net loss through September 2024 was $37.7 million, down significantly from $94.4 million during the first three quarters of 2023. Losses in 2023 were primarily driven by spending related to Hyliion’s discontinued powertrain business.

Total changes in cash and investment balances for the quarter were $11.2 million, driven by net operating losses and capital expenditures, partly offset by cash generated from interest income and powertrain asset sales. Total cash and investments at the end of the quarter were $237.5 million.

For 2024, total cash consumed for KARNO development and capital investments is expected to be approximately $55 million. This estimate excludes cash payments associated with share repurchases that have already been conducted during 2024, and payments and asset sales associated with the wind down of powertrain operations. Hyliion continues to expect it will achieve commercialization of the KARNO generator with capital on hand.

Projections for 2025 include growth of KARNO generator deliveries, with proceeds from sales and research and development services in the low double-digit millions of dollars. The Company is also targeting approximately break-even gross margins on a cash basis by late 2025 or early 2026, with cash spending to grow modestly compared to 2024.

About Hyliion

Hyliion is committed to creating innovative solutions that enable clean, flexible and affordable electricity production. The Company’s primary focus is to provide distributed power generators that can operate on various fuel sources to future-proof against an ever-changing energy economy. Headquartered in Austin, Texas, and with research and development in Cincinnati, Ohio, Hyliion is initially targeting the commercial and waste management industries with a locally deployable generator that can offer prime power as well as energy arbitrage opportunities. Beyond stationary power, Hyliion will address mobile applications such as vehicles and marine. The KARNO generator is a fuel-agnostic solution, enabled by additive manufacturing, that leverages a linear heat generator architecture. The Company aims to offer innovative, yet practical solutions that contribute positively to the environment in the energy economy. For further information, please visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position,

Exhibit 99.1
estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; the expected performance of the KARNO generator and system; the execution of the strategic shift from our powertrain business to our KARNO business; our ability to comply with governmental regulations related to defense spending and procurement; the suitability of our products for defense applications; and the other risks and uncertainties described under the heading “Risk Factors” in our SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2024 for the year ended December 31, 2023 and in our subsequently filed Forms 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Contacts

Hyliion Holdings Corp.
press@hyliion.com

Investor Relations
ir@hyliion.com

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Product sales and other	$—	$96	$—	$672
Total revenues	—	96	—	672
Cost of revenues
Product sales and other	—	677	—	1,675
Total cost of revenues	—	677	—	1,675
Gross loss	—	(581)	—	(1,003)
Operating expenses
Research and development	9,462	25,115	25,741	73,472
Selling, general and administrative	5,648	8,186	18,502	30,265
Exit and termination costs	(929)	—	2,946	—
Total operating expenses	14,181	33,301	47,189	103,737
Loss from operations	(14,181)	(33,882)	(47,189)	(104,740)
Interest income	2,979	3,534	9,504	10,345
Gain on disposal of assets	—	—	3	1
Other income, net	—	26	32	14
Net loss	$(11,202)	$(30,322)	$(37,650)	$(94,380)

Net loss per share, basic and diluted	$(0.06)	$(0.17)	$(0.21)	$(0.52)

Weighted-average shares outstanding, basic and diluted	173,612,768	181,641,060	175,302,069	180,914,250

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$28,065	$12,881
Accounts receivable	1,257	40
Prepaid expenses and other current assets	5,678	18,483
Short-term investments	122,897	150,297
Assets held for sale	3,463	—
Total current assets	161,360	181,701

Property and equipment, net	17,428	9,987
Operating lease right-of-use assets	5,779	7,070
Other assets	1,173	1,439
Long-term investments	86,545	128,186
Total assets	$272,285	$328,383

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,654	$4,224
Current portion of operating lease liabilities	1,531	847
Accrued expenses and other current liabilities	5,975	10,051
Total current liabilities	9,160	15,122

Operating lease liabilities, net of current portion	4,997	6,792
Other liabilities	400	203
Total liabilities	14,557	22,117

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 184,335,183 and 183,071,317 shares issued at September 30, 2024 and December 31, 2023, respectively; 173,725,113 and 183,034,255 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	18	18
Additional paid-in capital	407,259	404,045
Treasury stock, at cost; 10,610,070 and 37,062 shares as of September 30, 2024 and December 31, 2023, respectively	(14,135)	(33)
Accumulated deficit	(135,414)	(97,764)
Total stockholders’ equity	257,728	306,266
Total liabilities and stockholders’ equity	$272,285	$328,383

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(37,650)	$(94,380)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,140	1,796
Amortization and accretion of investments, net	(2,489)	(1,821)
Noncash lease expense	1,291	1,072
Inventory write-down	—	992
Gain on disposal of assets, including assets held for sale	(2,109)	(1)
Share-based compensation	3,541	5,170
Carrying value adjustment to assets held for sale	5,564	—
Changes in operating assets and liabilities:
Accounts receivable	(580)	996
Inventory	—	(1,057)
Prepaid expenses and other assets	(5,215)	(1,200)
Accounts payable	(2,655)	555
Accrued expenses and other liabilities	(4,018)	(3,295)
Operating lease liabilities	(1,111)	(1,254)
Net cash used in operating activities	(43,291)	(92,427)

Cash flows from investing activities
Purchase of property and equipment	(10,548)	(6,755)
Proceeds from sale of property and equipment	4,110	2
Payments for security deposit, net	—	(45)
Purchase of investments	(55,383)	(170,197)
Proceeds from sale and maturity of investments	126,686	178,556
Net cash provided by investing activities	64,865	1,561

Cash flows from financing activities
Proceeds from exercise of common stock options	67	230
Taxes paid related to net share settlement of equity awards	(393)	(232)
Repurchase of treasury stock	(13,982)	—
Net cash used in financing activities	(14,308)	(2)

Net increase (decrease) in cash and cash equivalents and restricted cash	7,266	(90,868)
Cash and cash equivalents and restricted cash, beginning of period	21,464	120,133
Cash and cash equivalents and restricted cash, end of period	$28,730	$29,265